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                                  EXHIBIT 10.3

                                 SYNOPSYS, INC.

                   INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

                (As amended on August 1, 1999, January 11, 2001,
                      March 8, 2000 and February 28, 2001)


           I.        PURPOSE

                     The Synopsys, Inc. International Employee Stock Purchase Plan (the "Plan") is intended to provide Eligible Employees of designated subsidiaries of the Company with the opportunity to acquire a proprietary interest in the Company through the periodic application of their payroll deductions to the purchase of shares of the Company's common stock.

           II.       DEFINITIONS

                     For purposes of plan administration, the following terms shall have the meanings indicated:

                     Base Salary means all compensation paid as wages, salaries, commissions, overtime, and bonuses (other than bonuses subject to repayment as a result of a specified future event), but excluding all of the following items (even if included in taxable income): reimbursements, car allowances or other expense allowances, severance pay, fringe benefits (cash and noncash), moving expenses, deferred compensation, income attributable to stock options, restricted stock grants, SARs and other equity-related incentive programs, and welfare benefits.

                     Code means the Internal Revenue Code of 1986, as amended from time to time.

                     Company means Synopsys, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Synopsys, Inc. which shall by appropriate action adopt the Plan.

                     Common Stock means shares of the Company's common stock.

                     Corporate Affiliate means any company which is a parent or subsidiary corporation of the Company (as determined in accordance with Code
Section 424), including any parent or subsidiary corporation which becomes such after the Effective Date.

                     Effective Date means the first day of the initial offering period scheduled to commence on May 3, 1993. However, for any Subsidiary which becomes a Participating Subsidiary in the Plan after the first day of the initial offering period, a subsequent Effective Date shall be designated with respect to participation by its Eligible Employees.

                     Eligible Employee means any person who is engaged, on a regularly-scheduled basis of more than twenty (20) hours per week and more than five (5) months per calendar year, in the rendition of personal services to any Participating Subsidiary for earnings considered wages under Section 3121(a) of the Code, but shall not include persons prohibited by the laws of the nation of their residence or employment from participating in the Plan.

                     Enrollment Date has the meaning ascribed to it in Section V.A.

                     Participant means any Eligible Employee of a Participating Subsidiary who is actively participating in the Plan.

                     Participating Subsidiary means a Subsidiary of the Company that has been designated as a Participating Subsidiary by the Board.


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                     Semi-Annual Entry Date means (i) during 1999 and each
preceding calendar year within an offering period in effect under the Plan, the first business day of May and the first business day of November and (ii) during 2000 and all subsequent calendar years within an offering period under the Plan, the first business day of March and the first business day of September. The earliest Semi-Annual Entry Date under the Plan shall be May 3, 1993.

                     Semi-Annual Period of Participation means each period for which the Participant actually participates in an offering period in effect under the Plan. There shall be a maximum of four (4) periods of participation within each offering period. Except as otherwise designated by the Plan Administrator, each such period shall commence on the applicable Semi-Annual Entry Date.

                     Semi-Annual Purchase Date means (i) during 1999 and each preceding year on which shares of Common Stock are automatically purchased for Participants under the Plan, the last business day of April and October, and
(ii) during 2000 and each subsequent year on which shares of Common Stock are automatically purchased for Participants under the Plan, the last business day of February and August.

                     Subsidiary shall mean any corporation described in Section 425(e) or (f) of the Code.

           III.      ADMINISTRATION

                     The Plan shall be administered by the Board of Directors or a committee that will satisfy Rule 16b-3 of the Securities and Exchange Commission, as in effect with respect to the Company from time to time (in either case, the "Board"). The Board may from time to time select a committee or persons (the "Plan Administrator") to be responsible for any transactions not subject to Rule 16b-3. Subject to the express provisions of the Plan, to the overall supervision of the Board, and to the limitations of Section 423 of the Code, the Plan Administrator may administer, interpret and amend the Plan in any manner it believes to be desirable (including amendments to outstanding options/purchase rights and the designation of a brokerage firm at which accounts for the holding of shares purchased under the Plan must be established by each employee desiring to participate in the Plan), and any such interpretation shall be final and binding on all parties who have an interest in the Plan; provided, however, that the Plan Administrator may not, without the approval of the Company's Board, (i) increase the number of shares issuable under the Plan or the maximum number of shares which may be purchased per Participant or in the aggregate during any one Semi-Annual Period of Participation under the Plan, except that the Plan Administrator shall have the authority, exercisable without such stockholder approval, to effect adjustments to the extent necessary to reflect changes in the Company's capital structure pursuant to Section VI.B;(ii) alter the purchase price formula so as to reduce the purchase price payable for the shares issuable under the Plan; or (iii) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan

           IV.       OFFERING PERIODS

                     The Plan shall be implemented in a series of offering periods. Each offering period shall be of a duration of twenty-four (24) months or less as designated by the Plan Administrator prior to the start date of any offering period, except that offering periods that include the Semi-Annual Entry Date on November 1, 1999 shall be of a duration of twenty-two (22) months. Within each offering period, there shall be a maximum of four (4) Semi-Annual Periods of Participation.

           V.        ELIGIBILITY AND PARTICIPATION

                     A. Each Eligible Employee of a Participating Subsidiary shall be eligible to participate in the Plan in accordance with the following provisions:

                - The Board may at any time designate one or more Subsidiaries as participating in the Plan. The names of all Participating Subsidiaries shall be shown on Exhibit A to the Plan, which shall be amended from time to time to reflect additions and deletions of Participating Subsidiaries; failure to show a Participating Subsidiary on Exhibit A shall not, however, prevent otherwise eligible employees of that Subsidiary from participating in the Plan. No Subsidiary participating in the Company's Employee Stock Purchase Plan effective May 3, 1993 may be designated for participation in the Plan.


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                - Each Eligible Employee will be automatically enrolled in the
        Plan in the offering period that begins on the first Semi-Annual Entry Date following the commencement of employment; thereafter, any Eligible Employee may enroll or re-enroll in the Plan in the offering period that begins as of any Semi-Annual Entry Date, or such other days as may be established by the Board from time to time (each, an "Enrollment Date"). To participate, an Eligible Employee must complete, sign, and submit to the Company an enrollment form prescribed by the Plan Administrator. Any enrollment form received by the Company by the 15th day of the month preceding an Enrollment Date (or by the Enrollment Date in the case of employees hired after such 15th day), or such other date established by the Plan Administrator from time to time, will be effective on that Enrollment Date. Enrollment or re-enrollment by a Participant in the Plan on an Enrollment Date will constitute the grant by the Company to the Participant of an option to purchase shares of Common Stock from the Company under the Plan. At the end of each offering period, each Participant who has not withdrawn from the Plan will automatically be re-enrolled in the Plan in the offering period that begins on the Enrollment Date immediately following the date on which the option expires. Furthermore, except as may otherwise be determined by the Plan Administrator, each Participant who has not withdrawn from the Plan will automatically be re-enrolled in the Plan in each offering period that begins on an Enrollment Date on which the fair market value per share of the Company's Common Stock is lower than the fair market value per share of the Company's Common Stock on the Enrollment Date for the offering period in which the Participant is then enrolled. Notwithstanding anything in the Plan to the contrary, if the fair market value (the "Authorization Date FVM") on the date (the "Authorization Date") on which additional shares of Common Stock are authorized for issuance hereunder by the Company's shareholders is higher than the fair market value at the beginning of any Offering Period that commenced prior to the Authorization Date, then, with respect to any of such authorized shares available to be issued on Purchase Dates relating to such Offering Period, the Authorization Date FMV shall be used instead of the fair market value on the Enrollment Date for the purposes of the preceding sentence, provided that the Plan Administrator, in its discretion, may waive application of this sentence with respect to the first Purchase Date occurring after the Authorization Date.

                - An individual who becomes an Eligible Employee immediately following termination of such employee's participation in the Synopsys, Inc. Employee Stock Purchase Plan shall, for purposes of participation in the Plan, have a deemed Enrollment Date corresponding to such employee's most recent Enrollment Date under the Synopsys, Inc. Employee Stock Purchase Plan.

                     B. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be zero percent (0%) or any whole multiple of one percent (1%) of the Base Salary paid to the Participant during each Semi-Annual Period of Participation within the offering period, up to a maximum of ten percent (10%). The deduction rate so authorized shall continue in effect for the entire Semi-Annual Period of Participation and for each successive Semi-Annual Period of Participation unless (i) the Participant shall change the rate for a subsequent Semi-Annual Period of Participation by filing the appropriate form with the Plan Administrator prior to the commencement of that Semi-Annual Period of Participation or (ii) the Participant shall change the rate within a Semi-Annual Period of Participation by filing the appropriate form with the Plan Administrator. The new rate shall become effective as soon as practicable following the filing of such form. A Participant may not increase or decrease the deduction rate more than once per Semi-Annual Period of Participation in addition to fixing the rate at the beginning of the Semi-Annual Period of Participation. Payroll deductions, however, will automatically cease upon the termination of the Participant's purchase right in accordance with Article VII below.

                     C. In no event may any Participant's payroll deductions for any one Semi-Annual Period of Participation exceed Seven Thousand Five Hundred Dollars ($7,500.00) calculated on the Purchase Date following conversion of accumulated withholdings into U.S. Dollars.

                     D. It is intended that all eligible employees shall have substantially equivalent rights and privileges with respect to the Plan; notwithstanding any other provision of the Plan, however, the Plan Administrator may make such changes in the terms of eligibility and participation from Subsidiary to Subsidiary that it determines, in its discretion, to be necessary or desirable to reflect or comply with local laws or conditions.

           VI.       STOCK SUBJECT TO PLAN


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                     A. The Common Stock purchasable by Participants under the
Plan shall, solely in the discretion of the Plan Administrator, be made available from either authorized but unissued shares of the Common Stock or from shares of Common Stock reacquired by the Company, including shares of Common Stock purchased on the open market. The total number of shares which may be issued under the Plan shall not exceed 7,050,000 shares, less any shares sold under the Synopsys, Inc. Employee Stock Purchase Plan (subject to adjustment under Section VI.B below).

                     B. In the event any change is made to the Company's outstanding Common Stock by reason of any stock dividend, stock split, combination of shares or other change affecting such outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made by the Plan Administrator to (i) the class and maximum number of shares issuable over the term of the Plan, (ii) the class and maximum number of shares purchasable per Participant during each Semi-Annual Period of Participation,
(iii) the class and maximum number of shares purchasable in the aggregate by all Participants on any one purchase date under the Plan and (iv) the class and number of shares and the price per share of the Common Stock subject to each purchase right at the time outstanding under the Plan. Such adjustments shall be designed to preclude the dilution or enlargement of rights and benefits under the Plan.

           VII.      PURCHASE RIGHTS

                     An Employee who participates in the Plan for a particular offering period shall have the right to purchase shares of Common Stock, in a series of successive installments during such offering period, upon the terms and conditions set forth below and shall execute such agreements and documents embodying such terms and conditions and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

                Purchase Price. Common Stock shall be issuable on each Semi-Annual Purchase Date at a purchase price equal to eighty-five percent (85%) of the lower of (i) the fair market value per share on the Participant's Enrollment Date or (ii) the fair market value per share on the Semi-Annual Purchase Date. Notwithstanding anything in the Plan to the contrary, if the Authorization Date FVM is higher than the fair market value at the beginning of any Offering Period that commenced prior to the Authorization Date, then, with respect to any of such authorized shares available to be issued on Purchase Dates relating to such Offering Period, the Authorization Date FMV shall be used instead of the fair market value on the Enrollment Date for the purposes of clause (i) of the preceding sentence, provided that the Plan Administrator, in its discretion, may waive application of this sentence with respect to the first Purchase Date occurring after the Authorization Date.

                     Valuation. The fair market value per share of Common Stock on any relevant date shall be the closing selling price of the Common Stock on that date, as officially quoted on the Nasdaq National Market System. If there is no quoted selling price for such date, then the closing selling price on the next preceding day for which there does exist such a quotation shall be determinative of fair market value.

                     Number of Purchasable Shares. The number of shares purchasable per Participant on each Semi-Annual Purchase Date shall be the number of whole shares obtained by dividing the amount collected, after conversion into U.S. Dollars on the Purchase Date, from the Participant through payroll deductions during the corresponding Semi-Annual Period of Participation by the purchase price in effect for the Semi-Annual Purchase Date. However, no Participant may, during any one Semi-Annual Purchase Period, purchase more than 2,000 shares of Common Stock, subject to periodic adjustment under Section VI.B.

                     Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Corporate Affiliates.

                     Payment; Withholding. Payment for the Common Stock purchased under the Plan shall be effected by means of the Participant's authorized payroll deductions. Such deductions shall begin on the first pay


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day coincident with or immediately following the Participant's Enrollment Date into the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of the offering period. The amounts so collected shall be credited to the Participant's book account under the Plan in local currency, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from a Participant may be commingled with the general assets of the Company and/or any Participating Subsidiary and may be used for general corporate purposes. Upon disposition of shares acquired by exercise of purchase right, the Participant shall pay, or make provision adequate to the Company and the Participating Subsidiary for payment of, all federal, state, and other tax (and similar) withholdings that the Company or the Participating Subsidiary determines, in its discretion, are required due to the disposition, including any such withholding that the Company or the Participating Subsidiary determines, in its discretion, is necessary to allow the Company or the Participating Subsidiary to claim tax deductions or other benefits in connection with the disposition. A Participant shall make such similar provisions for payment that the Company or the Participating Subsidiary determines, in its discretion, are required due to the exercise of purchase right, including such provisions as are necessary to allow the Company or the Participating Subsidiary to claim tax deductions or other benefits in connection with the exercise of purchase right.

                     Termination of Purchase Right. The following provisions shall govern the termination of outstanding purchase rights:

                        (i) A Participant may, at any time prior to the last
                five (5) business days of the Semi-Annual Period of Participation, terminate his/her outstanding purchase right under the Plan by filing the prescribed notification form with the Plan Administrator. No further payroll deductions shall be collected from the Participant with respect to the terminated purchase right, and any payroll deductions collected for the Semi-Annual Period of Participation in which such termination occurs shall, at the Participant's election, be immediately refunded or held for the purchase of shares on the next Semi-Annual Purchase Date. If no such election is made, then such funds shall be refunded as soon as possible after the close of such Semi-Annual Period of Participation.

                        (ii) The termination of such purchase right shall be
                irrevocable, and the Participant may not subsequently rejoin the offering period for which such terminated purchase right was granted. In order to resume participation in any subsequent offering period, such individual must enroll in the Plan in accordance with Section V.A.

                        (iii) Should a Participant cease to remain an Eligible
                Employee while his/her purchase right remains outstanding or should there otherwise occur a change in such individual's employee status so that he/she is no longer an Eligible Employee while holding such purchase right, then such purchase right shall immediately terminate upon such termination of service or change in status and all sums previously collected from the Participant during the Semi-Annual Period of Participation in which the purchase right so terminates shall be promptly refunded to the Participant. However, should the Participant die or become permanently disabled while in service or should the Participant cease employment by reason of a leave of absence, then the Participant (or the person or persons to whom the rights of the deceased Participant under the Plan are transferred by will or the laws of inheritance) shall have the election, exercisable up until the end of the Semi-Annual Period of Participation in which the Participant dies or becomes permanently disabled or in which the leave of absence commences, to (i) withdraw all the funds credited to the Participant's account at the time of his/her cessation of service or at the commencement of such leave or (ii) have such funds held for the purchase of shares of Common Stock at the next Semi-Annual Purchase Date. If no such election is made, then such funds shall automatically be held for the purchase of shares of Common Stock at the next Semi-Annual Purchase Date. In no event, however, shall any further payroll deductions be added to the Participant's account following his/her cessation of service or the commencement of such leave; provided, however, that if a


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                Participant's employment is terminated because of a transfer of employment to the Company or any subsidiary of the Company other than a Participating Subsidiary, any outstanding purchase right shall not terminate until the occurrence of the earlier of (x) the last Semi-Annual Purchase Date in the offering period or (y) enrollment of the Participant in the Company's Employee Stock Purchase Plan. While a purchase right remains outstanding, the Company or other subsidiary to which the participant is transferred shall effect payroll deductions authorized by the Participant and shall remit them to the Participating Subsidiary that employed the Participant at the time of the transfer for purposes of acquiring shares of Common Stock under the Plan. Following approval by the Company and the Participating Subsidiary, the Participant may, in lieu of payroll deduction, pay a corresponding amount to the Participating Subsidiary if such amount is received on or before the relevant Purchase Date. Should the Participant return to active service following a leave of absence, then his/her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, provided such return to service occurs prior to the end of the offering period in which such leave began. For purpose of the Plan: (i) the Participant shall be considered to remain in service for so long as such Participant remains in the active employ of the Company or one or more other Participating Subsidiaries and (ii) the Participant shall be deemed to be permanently disabled if he/she is unable to engage in any substantial gainful employment, by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of at least twelve (12) months.

                     Stock Purchase. Shares of Common Stock shall automatically be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded or set aside for refund in accordance with the Termination of Purchase Right provisions above) on each Semi-Annual Purchase Date. The purchase shall be effected by applying each Participant's payroll deductions after conversion to U.S. Dollars for the Semi-Annual Period of Participation ending on such semiannual Purchase Date to the purchase of whole shares of Common Stock (subject to the limitation on the maximum number of purchasable shares as set forth above) at the purchase price in effect for such Semi-Annual Period of Participation. Any payroll deductions not applied to such purchase (a) because they are not sufficient to purchase a whole share or (b) by reason of the limitation on the maximum number of shares purchasable by the Participant for that Semi-Annual Period of Participation shall be promptly refunded to the Participant.

                     Proration of Purchase Rights. Not more than 500,000 shares of Common Stock, subject to periodic adjustment under Section VI.B, may be purchased in the aggregate by all participants under the Plan and under the Synopsys, Inc. Employee Stock Purchase Plan on any one Semi-Annual Purchase Date. Should the total number of shares of Common Stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceed either (i) the maximum limitation on the number of shares purchasable in the aggregate on such date or (ii) the number of shares then available for issuance under the Plan and the Synopsys, Inc. Employee Stock Purchase Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and non-discriminatory basis (including, to the extent practicable vis a vis participants in the Synopsys, Inc. Employee Stock Purchase Plan) and the payroll deductions for each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded to such Participant.

                     Rights as Stockholder. A Participant shall have no stockholder rights with respect to the shares subject to his/her outstanding purchase right until the shares are actually purchased on the Participant's behalf in accordance; with the applicable provisions of the Plan. No adjustments shall be made for dividends, distributions, or other rights for which the record date is prior to the date of such purchase.

                     Assignability. No purchase right granted under the Plan shall be assignable or transferable by the Participant other than by will or by the laws of descent and distribution following the Participant's death, and during the Participant's lifetime the purchase right shall be exercisable only by the Participant.


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                     Change in Ownership. Should the Company or its stockholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company by means of:

                        (i) a sale, merger or other reorganization in which the
                Company will not be the surviving corporation (other than a reorganization effected primarily to change the State in which the Company is incorporated), or

                        (ii) a reverse merger in which the Company is the
                surviving corporation but in which more than fifty percent (50%) of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to the reverse merger, then all outstanding purchase rights under the Plan shall automatically be exercised immediately prior to the consummation of such sale, merger, reorganization or reverse merger by applying the payroll deductions of each Participant, after conversion into U.S. Dollars on the date of purchase, for the Semi-Annual Period of Participation in which such transaction occurs to the purchase of whole shares of Common Stock at eighty-five percent (85%) of the lower of (i) the fair market value of the Common Stock on the Participant's Enrollment Date into the offering period in which such transaction occurs or
(ii) the fair market value of the Common Stock immediately prior to the consummation of such transaction. However, the applicable share limitations of Sections VII and VIII shall continue to apply to any such purchase, and the clause (i) amount above shall not, for any Participant whose Enrollment Date for the offering period is other than the start date of such offering period, be less than the fair market value of the Common Stock on such start date.

                     The Company shall use its best efforts to provide at least ten (10) days' advance written notice of the occurrence of any such sale, merger, reorganization or reverse merger, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights in accordance with the applicable provisions of this Article VII.

           VIII.     ACCRUAL LIMITATIONS

                     A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right outstanding under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Section 423 of the Code) of the Company and its Corporate Affiliates would otherwise permit such Participant to purchase more than $25,000 worth of stock of the Company or any Corporate Affiliate (determined on the basis of the fair market value of such stock on the date or dates such rights are granted to the Participant) for each calendar year such rights are at any time outstanding.

                     B. For purposes of applying such accrual limitations, the right to acquire Common Stock pursuant to each purchase right outstanding under the Plan shall accrue as follows:

                        (i) The right to acquire Common Stock under each such
                purchase right shall accrue in a series of successive semi-annual installments as and when the purchase right first becomes exercisable for each semi-annual installment on the last business day of each Semi-Annual Period of Participation for which the right remains outstanding.

                        (ii) No right to acquire Common Stock under any
                outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire $25,000 worth of Common Stock (determined on the basis of the fair market value on the date or dates of grant) pursuant to one or more purchase rights held by the Participant during such calendar year.


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                        (iii) If by reason of such accrual limitations, any
                purchase right of a Participant does not accrue for a particular Semi-Annual Period of Participation, then the payroll deductions which the Participant made during that Semi-Annual Period of Participation with respect to such purchase right shall be promptly refunded.

                     C. In the event there is any conflict between the provisions of this Section VIII and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Section VIII shall be controlling.

           IX.       AMENDMENT AND TERMINATION

                     A. The Board may amend, alter, suspend, discontinue, or terminate the Plan at any time, including amendments to outstanding options/purchase rights. However, the Board may not, without the approval of the Company's stockholders:

                        (i) Increase the number of shares issuable under the
                Plan or the maximum number of shares which may be purchased per Participant or in the aggregate during any one Semi-Annual Period of Participation under the Plan, except that the Plan Administrator shall have the authority, exercisable without such stockholder approval, to effect adjustments to the extent necessary to reflect changes in the Company's capital structure pursuant to Section VI.B;

                        (ii) alter the purchase price formula so as to reduce
                the purchase price payable for the shares issuable under the Plan; or

                        (iii) materially increase the benefits accruing to
                Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.

                     B. The Board may elect to terminate any or all outstanding purchase rights at any time. In the event the Plan is terminated, the Board may also elect to terminate outstanding purchase rights either immediately or upon completion of the purchase of shares on the next Semi-Annual Purchase Date, or may elect to permit purchase rights to expire in accordance with their terms (and participation to continue through such expiration dates). If purchase rights are terminated prior to expiration, all funds contributed to the Plan that have not been used to purchase shares shall be returned to the Participants as soon as administratively feasible.

           X.        GENERAL PROVISIONS

                     A. The Plan shall become effective on the date on which it is adopted by the Board, provided the Company has complied with all applicable requirements established by law or regulation.

                     B. All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

                     C. Neither the action of the Company in establishing the Plan, nor any action taken under the Plan by the Board or the Plan Administrator, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company or any of its Corporate Affiliates for any period of specific duration, and such person's employment may be terminated at any time, with or without cause.

                     D. The provisions of the Plan shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

                     E. If the Plan Administrator in its discretion so elects, it may retain a brokerage firm, bank, or other financial institution to assist in the purchase of shares, delivery of reports, or other administrative aspects of the Plan. If the Plan Administrator so elects, each Participant shall (unless


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prohibited by the laws of the nation of his or her employment or residence) be deemed upon enrollment in the Plan to have authorized the establishment of an account on his or her behalf at such institution. Shares purchased by a Participant under the Plan shall be held in the account in the name in which the share certificate would otherwise be issued pursuant to Section VII.


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
Schedule A

                           Companies Participating in
                   International Employee Stock Purchase Plan


 Name                                                  Jurisdiction of Incorporation
 ----                                                  -----------------------------
 Electronic Design Automation Services Europe                     Netherlands
 Nihon Synopsys Co., Ltd.                                               Japan
 Synopsys Consulting SARL                                              France
 Synopsys Finland OY                                                  Finland
 Synopsys GmbH                                                        Germany
 Synopsys (India) Pvte. Ltd.                                            India
 Synopsys International, Inc.                                        Barbados
 Synopsys International Limited                                       Ireland
 Synopsys Ireland Limited                                             Ireland
 Synopsys Ireland Resources                                           Ireland
 Synopsys Italia, SRL                                                   Italy
 Synopsys Korea, Inc.                                                   Korea
 Synopsys (Northern Europe) Ltd.                               United Kingdom
 Synopsys SARL                                                         France
 Synopsys Scandinavia AB                                               Sweden
 Synopsys Services SARL                                                France
 Synopsys Singapore Pte. Ltd.                                       Singapore
 Synthesis and Optimisation Systems Ltd.                               Israel
 The CAE Company                                                  Netherlands
 Viewlogic Asia Corporation                                            U.S.A.
 Viewlogic Benelux                                                Netherlands
 Viewlogic Europe BV                                              Netherlands


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